UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2011

COWEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

599 Lexington Avenue

New York, NY 10022

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

In connection with an investor presentation being made available to investors at meetings beginning April 11, 2011 relating to the proposed acquisition by Cowen Group, Inc. (“Cowen” or the “Company”) of LaBranche & Co., Inc., Cowen disclosed that as of April 1, 2011, Cowen had assets under management of approximately $9.7 billion.

The following table is a breakout of estimated total assets under management by platform as of April 1, 2011.

Platform	Total Assets under Management		Primary Strategies
	(dollars in millions)
Hedge Funds	$1,382	(1)	Multi-Strategy
			Single Strategy
Alternative Solutions(2)	3,200	(2)	Multi-Strategy
			Single Strategy
			Customized Solutions
			Hedging Strategies
			Commodity Trading
			Advisory
Real Estate(3)	1,628	(4)	Debt
			Equity
Cowen Healthcare Royalty Partners(5)	1,041		Royalty Interests
Other(6)	2,433	(4)	Cash Management
			Mortgage Advisory
Total	$9,684

(1)                                 This amount includes the Company’s invested capital of approximately $136.7 million as of April 1, 2011.

(2)                                 This amount includes the Company’s invested capital of approximately $69.4 million (which includes the notional amount of one of the fund of funds products) as of April 1, 2011.

(3)                                 The Company owns between 30% and 55% of the general partners of the real estate business. We do not possess unilateral control over any of these general partners.

(4)                                 This amount reflects committed capital.

(5)                                 The Company shares the management fees from the CHRP Funds equally with the founders of the CHRP Funds. In addition, the Company receives a share of the carried interests of the general partners of the CHRP Funds of between 30.0% and 40.2%.

(6)                                 The Company’s cash management services business provides clients with investment guidelines for managing cash and establishes investment programs for managing their cash in separately managed accounts. The Company also provides mortgage advisory services where the Company manages collateralized debt obligations (“CDOs”) held by investors and liquidates CDOs that were historically managed by others.

Cowen will file the complete investor presentation on April 11, 2011 as communications under Rule 425 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Dated: April 11, 2011	By:	/s/ Owen S. Littman
Name: Owen S. Littman
Title: General Counsel